NUGENE INC.
INTERIM FINANCIAL STATEMENTS

for the period ended SEPTEMBER 30, 2014

NUGENE INC.

INTERIM FINANCIAL STATEMENTS

for the period ended September 30, 2014

NUGENE INC.

BALANCE SHEETS

		September 30	December 31
		2014	2013
		$	$

ASSETS

Current assets
Cash and cash equivalents		9,063	14,301
Trade and other receivables		-	7,252
Prepaid expenses		5,000	-
Inventories	3	54,557	-

TOTAL ASSETS		68,620	21,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses		-	1,250

Total current liabilities		-	1,250

Stockholders’ Equity	4
Common stock (50,000,000 shares authorized; 9,258,000 shares outstanding at September 30, 2014 and December 31, 2013, respectively; no par value)		-	-
Additional Paid-in Capital		1,056,962	1,056,962
Accumulated Deficit		(988,342)	(1,036,659)

Total Stockholders' Equity		68,620	20,303

TOTAL LIABILTIES AND STOCKHOLDERS’ EQUITY		68,620	21,553

The accompanying notes are an integral part of these financial statements.

NUGENE INC.

STATEMENT OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	$	$	$	$

Revenue	214,185	14,912	480,104	80,860
Cost of revenue	(80,076)	(24,134)	(130,165)	(88,230)
Gross profit / (loss)	134,109	(9,222)	349,939	(7,370)

Operating expenses :
Research and development	20,630	60	35,845	75
Selling, general and administrative expenses	101,972	1,902	265,777	5,269

Total operating expenses	(122,602)	(1,962)	(301,622)	(5,344)

Net income / (loss)	11,507	(11,184)	48,317	(12,714)

Earnings per common share - basic and diluted
Earnings / (loss) per share attributable to common stockholders	0.001	(0.001)	0.005	(0.001)

Weighted-average number of common shares outstanding	9,258,000	9,258,000	9,258,000	9,258,000

The accompanying notes are an integral part of these financial statements.

NUGENE INC.

STATEMENT OF CASH FLOWS

	For the three month period ended September 30,
	2014	2013
	$	$

CASH FLOW FROM OPERATING ACTIVITIES

Net income / (loss) for the period	48,317	(12,714)

Cash flows from operating assets :
Trade and other receivables	7,252	-
Accounts payable and accrued expenses	(1,250)	-
Prepaid expenses	(5,000)	-
Inventories	(54,557)	-

Net cash used in operating activities	(5,238)	(12,714)

CASH FLOW FROM INVESTING ACTIVITIES	-	-

CASH FLOW FROM FINANCING ACTIVITIES	-	-

Decrease in cash and cash equivalents	(5,238)	(12,714)

Cash and cash equivalents at the beginning of the period	14,301	13,290

Cash and cash equivalents at the end of the period	9,063	576

The accompanying notes are an integral part of these financial statements

NUGENE INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS (unaudited)

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

NuGene Inc. (the “Company”) was incorporated under the laws of the State of California on December 5, 2006. NuGene manufactures and sells clinically proven age defying skincare products utilizing stem cell technology.

Throughout 2012 and 2013 the company limited its stem cell work to the surgical and orthopaedic regeneration arenas at their lab location. NuGene was focused on providing stem cell based medical products to medical providers. These services were delivered to one client, which was an affiliated party. These products included Plasma Rich Platelet and Stem Cell injections for orthopaedic and plastic surgery procedures. In 2014 the company decided that the medical product services had a limited growth potential and thus NuGene changed its focus to developing cosmeceuticals, which the company believes has a much larger market potential. NuGene focused its efforts in 2014 to transition from the single site medical product to a stem cell derived cosmeceuticals product business. Using this transition and focus on products NuGene developed its marketing plan and distribution channels. In the cosmeceuticals product business, NuGene has initially focused on selling through medical offices and medical spas.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Unaudited Interim Financial Statements

The interim financial statements of the Company as of September 30, 2014, and for the periods then ended are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2014, and the results of its operations and its cash flows for the periods then ended. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2014. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Reference should be made to the Company’s audited financial statements as of December 31, 2013 for additional information, including significant accounting policies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the periods presented, unless otherwise stated:

Use of Estimates

Conformity with GAAP requires the use of estimates and judgments that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments we make about the carrying values of our assets and liabilities, which are not readily apparent from other sources.

NUGENE INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued...)

Use of Estimates (continued...)

We base our estimates and judgments on historical information and on various other assumptions that we believe are reasonable under the circumstances. GAAP requires us to make estimates and judgments in several areas, including, but not limited to, those related to revenue recognition, collectability of accounts receivable, contingent liabilities, fair value of financial instruments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, excess and obsolete inventory, deferred tax asset valuation and income taxes. These estimates are based on management’s knowledge about current events and expectations about actions we may undertake in the future. Actual results could differ materially from those estimates.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential of business failure.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Inventories

The Company’s skincare inventories are valued at the lower of cost or market, using the weighted average cost method.

To determine if the cost of the Company's inventory should be written down, current and anticipated demand, customer preferences, age of the merchandise and fashion trends are considered. This write-down is equal to the difference between the cost of inventory and its estimated market value.

Property, plant and equipment

Fixed assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to seven years, or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term. As of September 30, 2014 the Company did not own any property, plant or equipment.

Intellectual Properties

The Company has adopted the provisions of ASC 350-50, Website Development Costs. All costs incurred during the planning phase of a website are expensed as research and development.

Costs incurred in the development stage, including the purchase of a domain name, are capitalized and reviewed annually for impairment.

NUGENE INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued...)

Intellectual Properties (continued...)

Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.

Once the website is available for use, the asset will be amortized over its useful life on a straight line basis, estimated to be 3 years, and is tested for impairment annually.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the selling price is fixed or determinable and (4) collectability is reasonably assured.

Research and Development

Internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed. Research and development consists of website development expenses.

Earnings per Share

The Company computes net earnings per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at September 30, 2014, the Company had no potentially dilutive shares.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NUGENE INC. NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...) (unaudited)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued...)

Recently Adopted Accounting Pronouncements

In the period ended December 31, 2012, the Company has elected to early adopt Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

Recent Accounting Standards Updates

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10—Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. ASU 2014-10 eliminates several of the reporting requirements for development stage entities, including the requirement to present inception to date information in the statements of income, cash flows, and shareholder equity, and to label the financial statements as those of a development stage entity. ASU 2014-10 also clarifies that the guidance in Accounting Standards Codification ("ASC") Topic 275, "Risks and Uncertainties", is applicable to entities that have not commenced principal operations, and eliminates an exception to the sufficiency-of-equity risk criterion for development stage entities, and will require all reporting entities that have an interest in development stage enterprises to apply consistent consolidation guidance for variable interest entities. ASU 2014-10 is effective for all annual reporting periods beginning after December 15, 2014, with early adoption permitted.

Recently Issued Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-12, “Compensation - Stock Compensation (Topic 718 ); Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period”. The amendments in this ASU apply to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. For all entities, the amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. Entities may apply the amendments in this ASU either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. If retrospective transition is adopted, the cumulative effect of applying this Update as of the beginning of the earliest annual period presented in the financial statements should be recognized as an adjustment to the opening retained earnings balance at that date. Additionally, if retrospective transition is adopted, an entity may use hindsight in measuring and recognizing the compensation cost. This updated guidance is not expected to have a material impact on our results of operations, cash flows or financial condition. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

NUGENE INC. NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...) (unaudited)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued...)

Recently Issued Accounting Pronouncements (continued...)

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

NUGENE INC. NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...) (unaudited)

	September 30	December 31
NOTE 3 – INVENTORIES	2014	2013
	$	$
Inventories consisted of the following:

- Raw materials and components	3,545	-
- Work in process	-	-
- Finished goods	51,012	-

Total inventories	54,557	-

NOTE 4 – STOCKHOLDERS’ EQUITY

Common Stock

On December 5, 2006, the Company issued 9,258,000 shares of common stock to a director and stockholder of the Company at a price of $0.0001 per share, for $1,000 cash.

From the period of December 5, 2006 (inception) through December 31, 2011, the directors and stockholders of the Company contributed capital towards operating and research and development expenses amounting to $1,055,962.

On December 2, 2014, the Directors and Stockholders of the Company approved a 92.58 for 1 forward split of the Company's outstanding shares of common stock. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the forward stock split.

NOTE 5 – INCOME TAXES

The Company has elected to be treated as a S Corporation for Federal and California tax purposes effective December 5, 2006. As such, the Company generally pays no federal income tax and pays California income tax at a rate of 1.5%, and the Company's taxable income is passed through to the shareholders where it is reported and taxed on the shareholders' individual federal and state income tax returns.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

NUGENE INC. NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...) (unaudited)

NOTE 6 - FAIR VALUE MEASUREMENTS

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820. Under this FASB, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

We determine the fair value of an asset or liability based on the assumptions that market participants would use in pricing the asset or liability in an orderly transaction between market participants at the measurement date. The identification of market participant assumptions provides a basis for determining what inputs are to be used for pricing each asset or liability. A fair value hierarchy has been established which gives precedence to fair value measurements calculated using observable inputs over those using unobservable inputs. This hierarchy prioritizes the inputs into three broad levels as follows:

- Level 1: Quoted prices in active markets for identical instruments;

- Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

NOTE 7 – RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control or exercise significant influence over the other party in making financial and operating decisions.

A related party transaction is considered to be a transfer of resources or obligations between related parties, regardless of whether or not a price is charged.

The following have been identified as related parties:

Party	Relationship
Mohammed Ali Kharazmi	- Director and greater than 10% stockholder
Mohammed Saeed Kharazmi	- Greater than 10% stockholder
Advanced Surgical Partners, LLC	- Company with common ownership and management

The following material related party transactions have taken place with related parties during the year:

		September 30	December 31
		2014	2013
Income Statement		$	$
Related Party	Transactions
Advanced Surgical Partners, LLC	Revenue from product sales	331,000	135,000

NUGENE INC. NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...) (unaudited)

NOTE 7 – RELATED PARTY TRANSACTIONS (continued...)

The Company believes that the transactions are on terms no more favorable than between two parties in an arm’s length transaction.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its two key employees, the controlling shareholders, who are officers and directors of the Company.

NOTE 8 – SUBSEQUENT EVENTS

The Company is considering merging with or otherwise be acquired by a public corporation before the close of the 2014 fiscal year end.

Licensee Agreement

On November 4, 2014, the Company ("licensee") entered into an eight year license agreement with kathy ireland World Wide, Inc ("licensor") a California corporation, renewable for an additional four years, in order to develop, promote and expand the brand recognition of the licensee’s cosmeceutical products. The licensee will pay the licensor up to 5% of net sales or a minimum guaranteed royalty of $100,000 beginning in year two and increasing in annual increments $50,000 for the first eight years of the contract. In addition to the annual royalty payments, the licensee paid a one time fee of $350,000 in the first year and will also pay $50,000 per annum for the following seven years for marketing and production fees.

Convertible Promissory Notes

On November 5, 2014, the Company issued four convertible promissory notes ("the Notes") to unrelated parties in the aggregate principal amount of $375,000. Interest under the Notes accrue at the 6 month London Interbank Offered Rate (LIBOR) plus one percent per annum, due 180 days after the signing of the Notes. Outstanding principal and interest under these notes are automatically convertible into the common stock of the Company, should the Company receive together with the proceeds from these Notes, an aggregate of $2,000,000 in equity capital during its Initial Placement Offering. The Notes shall be converted into shares at a rate that is the price per share in the placement. The proceeds from these Notes were primarily used to fund the purchase of a licence agreement with kathy ireland World Wide, Inc.

Stock Purchase Agreements

On November 6, 2014, the Company entered into stock Purchase Agreements with two persons whereby each agreed to purchese a number of shares equal to approximately 5.66 percent of the Company for a purchase price of $500 each. Included in the Purchase Agreement is: (a) a put option, giving the buyer the option to require Company to purchase all of the Shares herein for $625 and (b) a call option giving the Company the option to repurchase all of the Shares herein for $625, should the merger not complete by December 31, 2014.

NUGENE INC. NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...) (unaudited)

NOTE 8 – SUBSEQUENT EVENTS (continued...)

Stock Purchase Agreements (continued...)

On November 6, 2014, the Company entered into a Stock Purchase Agreements with three unrelated individuals. Each individual has agreed to purchase from NuGene a number of shares equal to approximately 2.83 percent of the Company for a purchase price of $250 each. Included in the Purchase Agreement is: (a) a put option, giving the buyer the option to require Company to purchase all of the Shares herein for $312.50 and (b) a call option giving the Company the option to repurchase all of the Shares herein for $312.50, should the merger not complete by December 31, 2014.

On December 12, 2014, the Company entered into a Stock Purchase Agreement with an individual who is asibling of the founders of the company. Pursuant to the Purchase Agreement, the individual has agreed to purchase from NuGene a number of shares equal approximately 0.094% of the Company for a purchase price of $83.33. Included in the Stock Purchase Agreement is: (a) a put option, giving the buyer the option to require Company to purchase all of the Shares herein for $100 and (b) a call option giving the Company the option to repurchase all of the Shares herein for $100, should the merger not complete by December 31, 2014.

Other

On August 28, 2014 NuGene filed Patent(s) regarding processes used in its cosmeceutical product line. As of the date of this report the patents are still pending approval.

On November 19, 2014, the Company finalized a lease for new corporate office space in Orange County, California. The office space is subleased from a related company. The lease commenced December 1, 2014 and expires November 30, 2015. The Company will occupy approximately 10,000 square feet. A security deposit of $12,000 was paid up front and base rental fees are $12,000 per month payable in arrears on the first of each month.

On December 1, 2014, the Directors and Stockholders amended the Company's Articles of Incorporation, to increase the number of authorized shares of common stock and to allow for a convertible preferred class of stock with preferred voting preferences. The Company increased the number of authorised shares of common stock from one hundred thousand (100,000) shares to fifty million (50,000,000) shares of common stock. At the same time the Company authorised the issuance of one million (1,000,000) shares of convertible preferred stock.

On December 2, 2014, the Directors and Stockholders of the Company also approved a 2 for 1 forward split and conversion of the Company's outstanding shares of common stock into shares of preferred stock. All share and per share data in the accompanying financial statements and footnotes has been adjusted retrospectively for the effects of the forward stock split. Each share of preferred stock shall be entitled to receive a noncumulative, preferential dividend of $1.00 per fiscal year per share of preferred stock. Each holder of preferred stock shall be entitled to one vote per share. Each share of preferred stock shall be convertible into one fully paid and non-assessable share of common stock at the option of the holder at any time. A simple majority of the Board shall be elected by the holders of preferred stock voting as a separate series or class, and in the event of a liquidation or winding up of the Company all distributable assets shall be distributed among the holders of the common stock and preferred stock pro rata based on the number of shares of common stock and preferred stock then held by them.

NUGENE INC. NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...) (unaudited)

NOTE 8 – SUBSEQUENT EVENTS (continued...)

On December 2, 2014, the Company's Subchapter S status was terminated upon filing of its amended articles with the Secretary of State of California.

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

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